Exhibit 3(c)

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ÉLECTŔONIQUE
Canada Business	Loi canadienne sur les
Corporations Act	sociétés par actions	ARTICLES OF	STATUTS CONSTITUTIFS
INCORPORATION
		(SECTION 6)	(ARTICLE 6)

Processing Type — Mode de Traltement:	E-Commerce/Commerce-É
1.	Name of Corporation - Dénomination de la société
Stratos Canada Inc

2.	The province or territory in Canada where the registered office is to be situated — La province ou le territoire au Canada où se situera le siège social
NL

3.	The classes and any maximum number of shares that the corporation is authorized to issue — Catégories et le nombre maximal d’actions que la société est autorisée à émettre

The annexed Schedule 1 is incorporated in this form.

L’annexe 1 ci-jointe fait partie intégrants de la présente formule.

4.	Restrictions, if any, on share transfers — Restrictions sur le transfert des actions, s’il y a lieu

The annexed Schedule 2 is incorporated in this form.

L’annexe 2 ci-jointe fait partie intégrante de la présente formule.

5.	Number (or minimum and maximum number) of directors — Nombre ( ou nombre minimal et maximal ) d’administrateurs

Minimum: 1 Maximum: 10

6.	Restrictions, If any, on business the corporation may carry on — Limites imposées à I’activité commerciale de la société, s’ll y a lieu

The annexed Schedule 3 is incorporated in this form.

L’annexe 3 ci-jointe fait partie intégrante de la présente formule.

7.	Other provisions, if any — Autres dispositions, s’lly a lieu

The annexed Schedule 4 is incorporated in this form.

L’annexe 4 ci-jointe fait pantie intégrante de la présente formule.

8.	Incorporators — Fondateurs

Name(s) — Nom(s)	Address (Including postal code) — Adresse (inclure le code postal)	Signature

LYDIA BUGDEN	1595 EDWARD STREET, HALIFAX, NOVA SCOTIA, CANADA, B3H 3H9	LYDIA BUGDEN

SCHEDULE / ANNEXE 1
1,000 common shares

SCHEDULE / ANNEXE 2
No shares of the Corporation may be transferred without either:
(a) the previous consent of the directors of the Corporation expressed by resolution passed by the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or
(b) the previous consent of the holders of at least fifty-one percent (51%) of the outstanding voting shares expressed by a resolution passed by the shareholders or by an instrument or instruments in writing signed by such shareholders.

SCHEDULE / ANNEXE 3
None

SCHEDULE / ANNEXE 4
(a) The number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation and exclusive of persons who, having been formerly in the employment the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are joint registered owners of one or more shares being counted as one shareholder; and
(b) Any invitation to the public to subscribe for securities of the Corporation is prohibited.

Industry Canada	Form 1
Canada Business Corporations	Articles of Incorporation
Act	(Section 6)
1. Name of the Corporation
STRATOS CANADA INC.
2. The province or territory in Canada where the registered office is situate:
Newfoundland and Labrador
3. The classes and any maximum number of shares that the corporation is authorized to issue:
1,000 common shares
4. Restrictions, if any, on share transfer:
No shares of the Corporation may be transferred without either:
(a) the previous consent of the directors of the Corporation expressed by resolution passed by the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or
(b) the previous consent of the holders of at least fifty-one percent (51%) of the outstanding voting shares expressed by a resolution passed by the shareholders or by an instrument or instruments in writing signed by such shareholders.
5. Number (Minimum and maximum number) of directors:
Minimum of 1, maximum of 10
6. Restrictions, if any, on the business the corporation may carry on
None
7. Other provisions, if any
(a) The number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation and exclusive of persons who, having been formerly in the employment the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are joint registered owners of one or more shares being counted as one shareholder; and
(b) Any invitation to the public to subscribe for securities of the Corporation is prohibited
8. Incorporators

Name	Address (including postal code)	Signature

Lydia S. Bugden	1595 Edward Street	/s/ [ILLEGIBLE]
Halifax, NS B3H 3H9

For Departmental use only Corporation No.		Filed

Industry Canada	Industrie Canada

Corporations Canada	Corporations Canada
9th floor	9e étage
Jean Edmonds Towers South	Tour Jean Edmonds sud
365 Laurier Avenue West	365, avenue Laurier ouest
Ottawa, Ontario K1A 0C8	Ottawa (Ontario) KlA 0C8

December 22, 2004 / le 22 décembre 2004	Your file — Votre référence

K. BUNGAY
(902)420-3366	Our file — Notre référence
kbungay@smss.com	632722-2
Re — Objet: Stratos Canada Inc.

Enclosed herewith is the document issued in the above matter.	Vous trouverez ci-inclus le document émis dans 1’affaire précitée.

A notice of issuance of CBCA documents will be published in the Monthly Transactions.	Un avis de l’émission de documents en vertu de la LCSA sera publié dans les Transactions mensuelles.

IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:	S’IL EST QUESTION D’UNE DÉNOMINATION SOCIALE OU D’UN CHANGEMENT DE DÉNOMINATION SOCIALE, L’AVERTISSEMENT SUIVANT DOIT ÊTRE RESPECTÉ:

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search reports)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.
Cette dénomination sociale est disponible en autant que les requérants assument toute responsabilité de risque de confusion a vec toutes denominations commerciales et toutes marques de commerce existantes (y compns celles qui sont citées dans le(s) rapport(s) de recherches de NUANS pertinents)). Cette acceptation de responsabilité comprend l’obligation de changer la dénomination de la société en une dénomination différente advenant le cas où des représentations sont faites établissant qu’il y a une probabilité de confusion. L’utilisation de tout nom octroyé est sujette à toute loi de la juridiction où la société exploite son entreprise.

We trust this is to your satisfaction.	Nous espérons le tout à votre satisfaction.
Email: corporations.efiling@ ic.gc.ca
Internet: http://corporationscanada.ic.gc.ca